Western Alliance Bancorporation Takes Decisive Action on LAM Trade Finance Loan

•Complaint Filed this Morning, Initiating Legal Action to Collect Amount Owed
•Charging-Off Remaining LAM I Loan Balance of $126.4 Million
•Financial Impact Substantially Mitigated Through Realization of Securities Sale Gains & Expense Reductions
PHOENIX — March 6, 2026 — Western Alliance Bancorporation (the “Company”) today announced that it has been informed by Jefferies Financial Group (“Jefferies”) that payments of $126.4 million owed to Western Alliance Bank (“Bank”) pursuant to a forbearance agreement will not be paid as agreed.
Earlier this morning, the Bank and its Collateral Agent filed a Complaint in New York Supreme Court against Jefferies, Leucadia Asset Management LLC (“LAM”), and affiliates (collectively, “Defendants”) alleging breach of contract and fraud for Defendants’ conduct related to a commercial loan collateralized by accounts receivable purchased from First Brands Group.
In September 2025, the Bank learned of failures by LAM’s servicer, including allowing UCC financing statements to lapse on the receivables, that triggered loan defaults. In October 2025, the Bank entered into a forbearance agreement pursuant to which the Defendants agreed to cause full prepayment of principal on the loan to be completed by March 31, 2026. Defendants then made payments pursuant to the forbearance agreement from October 2025 to January 15, 2026, when the Bank received the most recent payment of $42.125 million. Defendants recently informed the Bank it would not receive the final two principal payments due in the first quarter of 2026.
“Western Alliance acted swiftly and decisively to protect our stakeholders and uphold the strength of our franchise. While this counterparty’s failure to perform is disappointing, we remain fully focused on supporting our clients, driving performance, and reinforcing the trust this Company has earned over decades,” said Kenneth A. Vecchione, President and CEO. “We have taken action in response to these unexpected events to minimize the impact this charge-off will have on our financial performance. The realization of securities sale gains, supported by planned operating expense reductions, should provide an aggregate offset of $100 million. We are evaluating other pathways to close the remaining $26 million gap.”
Despite extensive efforts to pursue a constructive commercial resolution, after the Defendants failed to make the $42.1 million payment due on Friday, February 27, the Company concluded on Monday, March 2, 2026, that recording a charge-off for the entire remaining $126.4 million loan balance was appropriate. This charge-off will be matched by a provision of the same amount.
To offset the impact of this charge, management plans to execute a series of mitigating actions over the course of this year, including pursuing $50 million of securities gains, of which approximately $45 million have been realized quarter-to-date, as well as implementing $50 million of already identified, incremental expense savings that do not impede growth or operational capacity.
At this time, the Company continues to project another profitable quarter, supporting stable capital levels consistent with Western Alliance’s long-standing record of high performance.

Additionally, the Company’s balance sheet remains in a strong position as demonstrated by the below metrics. Information is as of March 5, 2026, unless otherwise noted.
•CET1 capital of $7.0 billion or 11.0% and total risk-based capital of $9.2 billion or 14.5% as of December 31, 2025
•After-tax impact of this charge-off, net of year-to-date booked securities sale gains, would reduce the year-end 2025 CET1 ratio by only 7 basis points
•Pre-tax impact of this charge-off, net of year-to-date booked securities sale gains, represents less than 6% of 2025 pre-provision net revenue of $1.43 billion
•Insured and collateralized deposits representing approximately 75% of total deposits as of March 3, 2026
•Substantial on-balance sheet liquidity, including $21.5 billion of unencumbered high-quality liquid assets or approximately 23.2% of year-end 2025 assets
•Off-balance sheet borrowing capacity of $20 billion, which increases the combined liquidity position to over $40 billion
•Approximately $230 million remaining capacity in previously authorized $300 million share repurchase program
Western Alliance management will hold a conference call and live webcast at 8:30 am EST. Participants may access the call by dialing 1-833-470-1428 and using access code 324414 to discuss this development further and answer a limited number of questions. The webcast is available via the Company’s website or using the webcast link: https://events.q4inc.com/attendee/444014100.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s Annual Report on Form 10-K for the year ended December 2025. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits, liquidity and funding, the impact of sales of securities and cost-saving measures, the potential outcome of legal proceedings we institute related to the loan and forbearance agreement, and our future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission; whether we are able to realize anticipated gains from securities and recognize anticipated cost-savings; the outcome of legal proceedings against the Defendants; the amount of funds and/or collateral that may be available for repayment of the loan; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; any adverse determination by a court regarding the Cantor Group V loan and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur, and you should not put undue reliance on any forward-looking statements.
About Western Alliance Bancorporation
Western Alliance Bancorporation (NYSE: WAL) is one of the country’s top-performing banking companies. Its primary subsidiary, Western Alliance Bank, Member FDIC, is a leading national bank for business that puts customers first, delivering tailored business banking solutions and consumer products backed by outstanding, personalized service and specific expertise in more than 30 industries and sectors. With over $90 billion in assets and offices nationwide, Western Alliance has ranked as a top U.S. bank by American Banker and Bank Director since 2016. In 2025, Western Alliance Bancorporation was #2 for Best CEO, Best CFO and Best Company Board of Directors on Extel’s All-America Executive Team Mid-Cap Banks list. For more information on offerings, subsidiaries and affiliates, visit www.westernalliancebank.com.

Media Contact:
Stephanie Whitlow, 480.998.6547
swhitlow@westernalliancebank.com
Investors:
Miles Pondelik, 602.346.7462
mpondelik@westernalliancebank.com
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